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                                                                     Exhibit 4.1



         THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, NEITHER THE WARRANTS NOR SUCH SHARES MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                         THE TRANSFER OF THIS WARRANT IS
                         RESTRICTED AS DESCRIBED HEREIN.


                       PREFERRED EMPLOYERS HOLDINGS, INC.

               Warrant for the Purchase of Shares of Common Stock,
                            par value $.01 per Share


No. 1                                                             150,000 Shares

                  THIS CERTIFIES that, for receipt in hand of $100.00 and other value received, COMMONWEALTH ASSOCIATES, 733 Third Avenue, New York, New York 10017 (the "Holder"), is entitled to subscribe for and purchase from PREFERRED EMPLOYERS HOLDINGS, INC., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after [**one year after effective date**] and before 5:00 P.M. on [**five years after effective date**], New York time (the "Exercise Period"), 150,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), at a price of $_____ per Share (the "Exercise Price"). This Warrant is the warrant or one of the warrants (collectively, including any warrants issued upon the exercise or transfer of any such warrants in whole or in part, the "Warrants") issued pursuant to the Underwriting Agreement, dated ________, 1996, between the Company and Commonwealth Associates, as representative of the several Underwriters named therein (the "Underwriting Agreement"). As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. This Warrant may not be sold, transferred, assigned or hypothecated until [**one year after effective date**] except that it may be transferred, in whole or in part, to (i) one or more officers or partners of the Holder (or the officers or partners of any such partner); (ii) any other underwriting firm or member of the selling group which participated


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in the public offering of Common Stock which commenced on [**effective date**]
(or the officers or partners of any such firm); (iii) a successor to the Holder, or the officers or partners of such successor; (iv) a purchaser of substantially all of the assets of the Holder; or (v) by operation of law; and the term the "Holder" as used herein shall include any transferee to whom this Warrant has been transferred in accordance with the above.

                  The number of shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

                  1. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at 10800 Biscayne Boulevard, Penthouse, Miami, Florida 33161, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised (the "Stock Purchase Price").

                  2. (a) In lieu of the payment of the Stock Purchase Price, the Holder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right") as provided for in this Section 2. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Stock Purchase Price) that number of shares of Common Stock (the "Conversion Shares") equal to the quotient obtained by dividing (x) the value of this Warrant (or portion thereof as to which the Conversion Right is being exercised if the Conversion Right is being exercised in part) at the time the Conversion Right is exercised (determined by subtracting the aggregate Stock Purchase Price of the shares of Common Stock as to which the Conversion Right is being exercised in effect immediately prior to the exercise of the Conversion Right from the aggregate Current Market Price (as defined in Section 6(e) hereof) of the shares of Common Stock as to which the Conversion Right is being exercised) by (y) the Current Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right.

                           (b) The Conversion Right provided under this Section
2 may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the Conversion Right, the Holder shall surrender to the Company, at its offices, this Warrant with the Notice of Conversion at the end hereof duly executed. The presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate purchase price payable for the shares of Common Stock

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as to which such Conversion Right is being exercised. This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant for conversion in accordance with the foregoing provisions.

                  3. Upon each exercise of the Holder's rights to purchase Warrant Shares or Conversion Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares or Conversion Shares issuable upon such exercise or conversion, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares or Conversion Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise or conversion of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares or Conversion Shares issuable upon such exercise or conversion, registered in the name of the Holder or its designee. If this Warrant should be exercised or converted in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

                  4. Any Warrants issued upon the transfer or exercise or conversion in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have

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no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

                  5. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares and/or Conversion Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, and all shares of Common Stock issuable upon conversion of this Warrant, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

                  6. (a) In case the Company shall at any time after the date the Warrants were first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number and kind of securities issuable upon exercise or conversion of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised or converted immediately prior to such time, he would have owned upon such exercise or conversion and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In case the Company shall issue or fix a record date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Current Market Price on such record date, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered

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(or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

                  (c) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the con tinuing corporation) evidences of its indebtedness, cash (other than any cash dividend which, together with any cash dividends paid within the 12 months prior to the record date for such distribution, does not exceed 5% of the Current Market Price at the record date for such distribution) or assets (other than distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Exercise Price is provided pursuant to Section 6(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of

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which shall be such Current Market Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the record date for the determination of stockholders entitled to receive such distribution.

                  (d) In case the Company shall issue shares of Common Stock or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for Common Stock (excluding shares, rights, options, warrants, or convertible or exchangeable securities, issued or issuable (i) in any of the transactions with respect to which an adjustment of the Exercise Price is provided pursuant to Sections 6(a), 6(b), or 6(c) above,
(ii) upon exercise of the Warrants, (iii) pursuant to any stock option plan in effect as of the date hereof or that may hereafter be adopted by the Company,
(iv) upon exercise of stock options that are outstanding as of the date hereof, or (v) to the Representative pursuant to the terms of the Advisory Services Letter Agreement dated __________, 1997 between the Company and the Representative), at a price per share (determined, in the case of such rights, options, warrants, or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration payable to the Company upon exercise, conversion, or exchange thereof, by (y) the maximum number of shares covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Current Market Price per share of Common Stock in effect immediately prior to such issuance, then the Exercise Price shall be reduced on the date of such issuance to a price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction, (iii) the numerator of which shall be an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance plus (B) the quotient obtained by dividing the consideration received by the Company upon such issuance by such Current Market Price, and (iv) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such issuance. For the purposes of such adjustments, the maximum number of shares which the holders of any such rights, options, warrants, or convertible or exchangeable securities, shall be entitled to initially subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance, and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration or premiums stated in such rights, options, warrants, or convertible or exchangeable securities, to be paid for the shares covered thereby. No further adjustment of the Exercise Price shall be made as a result of the actual issuance of shares of Common Stock on exercise of such rights,

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options, or warrants, or on conversion or exchange of such convertible or exchangeable securities. On the expiration or the termination of such rights, options, or warrants, or the termination of such right to convert or exchange, the Exercise Price shall forthwith be readjusted (but only with respect to Warrants exercised or converted after such expiration or termination) to such Exercise Price as would have obtained had the adjustments made upon the issuance of such rights, options, warrants, or convertible or exchangeable securities, been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights, options, or warrants, or upon the conversion or exchange of any such securities; and on any change of the number of shares of Common Stock deliverable upon the exercise of any such rights, options, or warrants or conversion, or exchange of such convertible or exchangeable securities, or any change in the consideration to be received by the Company upon such exercise, conversion, or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price, as then in effect, shall forthwith be readjusted (but only with respect to Warrants exercised or converted after such change) to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such rights, options, or warrants not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of such change. In case the Company shall issue shares of Common Stock or any such rights, options, warrants, or convertible or exchangeable securities, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the "consideration received by the Company" for purposes of the first sentence of this Section 6(d) shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

                  (e) For the purpose of any computation under this Section 6, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 15 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way on the principal securities exchange or market system (including, for purposes hereof, the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ") National Market System or the NASDAQ SmallCap System) on which the Common Stock is listed or admitted to trading or, in case no such reported sale takes place on such day, if the principal market for the Common Stock is a securities exchange, the closing bid price regular way on such exchange on such day, or if the principal market for the Common Stock is the NASDAQ National Market System on NASDAQ SmallCap System, the highest reported bid price regular way on such system on such day or if the Common Stock is not listed or admitted to trading

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on any national securities exchange or the NASDAQ National Market System or the
NASDAQ SmallCap System, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange or the NASDAQ National Market System or the NASDAQ SmallCap System, and is not otherwise quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

                  (f) No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 6 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

                  (g) In any case in which this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised or converted this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise or conversion over and above the shares of Common Stock, if any, issuable upon such exercise or conversion on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (h) Upon each adjustment of the Exercise Price as a result of the calculations made in Sections 6(b), 6(c), or 6(d) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price, by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

                  (i) Whenever there shall be an adjustment as provided in this
Section 6, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment

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and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                  (j) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise or conversion of this Warrant. If any fraction of a share would be issuable on the exercise or conversion of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise or conversion of this Warrant.

                  7. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall
(i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise or conversion of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised or converted immediately prior to such consolidation, merger, sale, lease, or conveyance, and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

                  (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise or conversion of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise or conversion of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been

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exercised or converted immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

                  (c) The above provisions of this Section 7 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

                  8.  In case at any time the Company shall propose

                           (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                           (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

                           (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 7; or

                           (d) to effect any liquidation, dissolution, or winding-up of the Company; or

                           (e) to take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

                  9. The issuance of any shares or other securities upon the exercise or conversion of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  10. (a) If, at any time during the four-year period commencing [**one year after effective date**], the Company shall file a registration statement (other than on Form S-4, Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission") while any Underwriters' Securities (as hereinafter defined) are outstanding, the Company shall give all the then holders of any Underwriters' Securities (the "Eligible Holders") at least 45 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 30 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts, if any, payable in respect of the Underwriters' Securities sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Underwriters' Securities of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Underwriters' Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Underwriters' Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then any Eligible Holder who shall have requested registration of his or its Underwriters' Securities shall delay the offering and sale of such Underwriters' Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 90 days (the "Delay

Period"), as the managing underwriter shall request, provided that no such delay shall be required as to any Underwriters' Securities if any securities of the Company are included in such registration statement and eligible for sale during the Delay Period for the account of any person other than the Company and any Eligible Holder unless the securities included in such registration statement and eligible for sale during the Delay Period for such other person shall have been reduced pro rata to the reduction of the Underwriters' Securities which were requested to be included and eligible for sale during the Delay Period in such registration. As used herein, "Underwriters' Securities" shall mean the Warrant Shares and the Conversion Shares which, in each case, have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Act.

                  (b) If, at any time during the four-year period commencing [**one year after effective date**], the Company shall receive a written request, from Eligible Holders who in the aggregate own (or upon exercise of all Warrants then outstanding would own) a majority of the total number of shares of Common Stock then included (or upon such exercise would be included) in the Underwriters' Securities (the "Majority Holders"), to register the sale of all or any portion representing a majority of the Underwriters' Securities which have not previously been sold pursuant to a Registration Statement in accordance with this Section 10, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Underwriters' Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable; provided, however, that the Company shall only be obligated to file one such registration statement for which all expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Eligible Holders and underwriting discounts, if any, payable in respect of the Underwriters' Securities sold by the Eligible Holders) shall be borne by the Company and one additional such registration statement for which all such expenses shall be paid by the Eligible Holders. Within three business days after receiving any request contemplated by this Section 10(b), the Company shall give written notice to all the other Eligible Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Underwriters' Securities, provided that the Company receives a written request to do so from such Eligible Holder within 30 days after receipt by him or it of the Company's notice.

                  (c) In the event of a registration pursuant to the provisions of this Section 10, the Company shall use its best efforts to cause the Underwriters' Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 10(c) in which it is not otherwise required to qualify to do business.

                  (d) The Company shall keep effective any registration or qualification contemplated by this Section 10 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Underwriters' Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Eligible Holders are first free to sell such Underwriters' Securities; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Underwriters' Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Underwriters' Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

                  (e) In the event of a registration pursuant to the provisions of this Section 10, the Company shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Underwriters' Securities included in such registration.

                  (f) The Company's obligation with respect to registration pursuant to the provisions of this Section 10 shall be conditioned upon its receipt of such information as it shall reasonably request from all selling Eligible Holders for use in the registration statement.

                  (g) In the event of a registration pursuant to the provision of this Section 10, the Company shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, but not limited to, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Underwriters' Securities.

                  (h) The Company agrees that until all the Underwriters' Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Underwriters' Securities to sell such securities under Rule 144.

                  (i) The Company will not, without the written consent of the Majority Holders, grant to any persons the right to request the Company to register any securities of the Company, provided that the Company may grant such registration rights to other persons so long as such rights are subordinate to or pari passu with the rights of the Eligible Holders.

                  11. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 11, but not be limited to, reasonable attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Underwriters' Securities, or (B) in any application or other document or communication (in this Section 11 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Underwriters' Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or
(ii) any breach in any material respect of any representation, warranty, covenant, or agreement of the Company contained in this Warrant. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant.

                  If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability pursuant to this Section 11(a), except to the extent it may have been prejudiced in any material respect by such failure) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 11 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Underwriters' Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Underwriters' Securities.

                  (b) The Holder agrees to indemnify and hold harmless the Company, its directors officers, partners, employees, agents, and counsel, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Holder in Section 11(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, in respect of which indemnity may be sought against the Holder pursuant to this Section 11(b), the Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 11(a).

                  (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 11(a) or 11(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Warrant expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Underwriters' Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 11(c). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of shares of Common Stock owned (or which would be owned upon exercise of all Underwriters' Securities) by it and included in such registration as compared to the number of shares of Common Stock owned (or which would be owned upon exercise of all Underwriters' Securities) by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 11(c), each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 11(c). Anything in this Section 11(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 11(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

                  12. Unless registered pursuant to the provisions of Section 10 hereof, the Warrant Shares or Conversion Shares issued upon exercise or conversion of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE

         COMMISSION. HOWEVER, SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR
         (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

                  13. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, and, in the case of a lost or stolen Warrant, if requested by the Company, reasonable indemnity against any losses that may be suffered by the Company as a result of the issuance of a replacement Warrant, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

                  14. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

                  15. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

                  16. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 12 of the Underwriting Agreement. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear or answer such summons, complaint or other process. Should the Company so served fail to appear or answer within such 30-day period or such extended period, as the case may be, the Company shall be deemed in default and judgment may be entered against the Company for the amount as demanded in any summons, complaint or other process so served.

Dated: ________, 1997
                                        PREFERRED EMPLOYERS HOLDINGS, INC.


                                        By:  _______________________________
                                                 Mel Harris, Chairman and
                                                 Chief Executive Officer

[Seal]


------------------------------
Secretary

                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

                  FOR VALUE RECEIVED, _____________________________________
hereby sells, assigns, and transfers unto __________________ a Warrant to purchase __________ shares of Common Stock, par value $.01 per share, of Preferred Employers Holdings, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ___________________________________________________ attorney to transfer such
Warrant on the books of the Company, with full power of substitution.

Dated:_______________________________


                                           Signature____________________________





                                     NOTICE


         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:      Preferred Employers Holdings, Inc.
         10800 Biscayne Blvd., Penthouse
         Miami, Florida  33161

                              ELECTION TO EXERCISE


         The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:________                            Name:_________________________________
                                                          (Print)

Address:________________________________________________________________


                                               _________________________________

                                                        (Signature)

To:      Preferred Employers Holdings, Inc.
         10800 Biscayne Blvd., Penthouse
         Miami, Florida  33161




                             CASHLESS EXERCISE FORM
            (To be executed upon conversion of the attached Warrant)


         The undersigned hereby irrevocably elects to surrender the within Warrant for the number of shares of Common Stock as shall be issuable pursuant to the cashless exercise provisions of the within Warrant, in respect of _____ shares of Common Stock underlying the within Warrant, and requests that certificates for such securities be issued in the name of and delivered to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the addressed stated below.

Dated: ______________                        Name _____________________________
                                                            (Print)

Address: _____________________________________________________________


                                              __________________________________
                                                          (Signature)